UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2013

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29606
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) - Compensatory Arrangements of Certain Officers.

On September 30, 2013, Southern First Bank, (the “Bank”), the wholly-owned operating subsidiary of Southern First Bancshares, Inc. (the “Company”), entered into (i) a Salary Continuation Agreement with Michael D. Dowling, (ii) a First Amendment to the Salary Continuation Agreement with F. Justin Strickland  and (iii) Second Amendments to the Salary Continuation Agreements with Frederick Gilmer, III and R. Arthur Seaver, Jr.  Also on September 30, 2013, the Company entered into Amended and Restated Employment Agreements with Messrs. Seaver, Strickland, Gilmer and Dowling.

Salary Continuation Agreement with Michael D. Dowling

Unless a separation from service or a change in control (as defined in the Salary Continuation Agreement) occurs before normal retirement age, Mr. Dowling’s Salary Continuation Agreement provides for an annual supplemental retirement benefit of $150,000 to be paid in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which he attains the normal retirement age and for his lifetime with a 15 – year term certain period.

Provided Mr. Dowling has been continuously employed by the Bank for five consecutive years from his hire date of March 17, 2011, if an early termination occurs (defined as separation from service before normal retirement age for reasons other than death, disability, termination for cause, or after a change in control), his early termination benefit is calculated by taking the accrual balance (as defined in the Salary Continuation Agreement) existing at the end of the month immediately before the month in which separation from service occurs, compounding this accrual balance forward to his normal retirement age of 65 taking into account interest at the discount rate or rates established by the plan administrator, and amortizing this resulting amount for his lifetime with a 15 – year term certain period, beginning with his normal retirement age.  The Bank will pay this annual early termination benefit as calculated in 12 equal monthly installments payable on the first day of each month, beginning with the later of (x) the seventh month after Mr. Dowling’s separation from service, or (y) the month immediately after the month in which he attains the normal retirement age and for his lifetime with a 15 – year term certain period.  However, all of Mr. Dowling’s early termination benefits will be forfeited if at any time from the date of his early termination and for a period of one year thereafter, he competes (without the prior written consent of the Bank) with the Bank or Southern First Bancshares, Inc. or any of its subsidiaries, directly or indirectly, by engaging in forming, by serving as an organizer, director, officer of, employee or agent, or consultant to, or by acquiring or maintaining more than a one percent passive investment in, a depository financial institution or holding company thereof if such depository financial institution or holding company has or establishes one or more offices or branches which are located within 30 miles of any office or branch of the Bank in existence at the date of his early termination.

Upon Mr. Dowling’s separation from service because of disability (as defined in the Salary Continuation Agreement) before normal retirement age, his disability benefit is calculated by taking the accrual balance existing at the end of the month immediately before the month in which separation from service occurs, compounding this accrual balance forward to his normal retirement age taking into account interest at the discount rate or rates established by the plan administrator, and amortizing this resulting amount over his lifetime with a 15 – year term certain period, beginning with his normal retirement age.  Beginning with the later of (x) the seventh month after his separation from service, or (y) the month immediately after the month in which he attains the normal retirement age, the Bank will pay the disability benefit to the executive in 12 equal monthly installments on the first day of each month and for his lifetime with a 15 – year term certain period.

Upon a change in control, the Bank will pay to Mr. Dowling a change in control benefit equal to his accrual balance at his normal retirement age, without additional discount for the time value of money in one lump-sum payment within three days after the change in control.  If a change in control occurs at any time during the salary continuation benefit payment period and if when the change in control occurs he is receiving the normal retirement benefit, the early termination benefit, or the disability benefit, the Bank will pay the present value, calculated at the discount rate or rates established by the plan administrator, of the remaining salary continuation benefits to Mr. Dowling in a single lump-sum payment within three days after the change in control.

If Mr. Dowling dies in active service to the Bank before normal retirement age, his beneficiary will be entitled to an amount equal to his accrual balance at the time of his death, payable within 60 days of his death.  If he dies before any separation from service and is receiving his normal retirement benefit, but has not received his normal retirement benefit for the full 15 – year term certain period, his beneficiary will be entitled to, at the Bank’s sole discretion upon his death, either: (i) the present value, calculated at the discount rate or rates established by the plan administrator, at his death of his remaining salary continuation benefits, paid to his beneficiary in a lump-sum payment within 60 days of  his death; or (ii) his remaining salary continuation benefits, paid to his beneficiary in 12 equal monthly installments payable on the first day of each month for the 15 – year term certain period.

If Mr. Dowling dies after separation from service and he is entitled to the early termination benefit or the disability benefit, but has not started receiving such benefits because he has not reached the normal retirement age, his beneficiary will be entitled to a lump-sum benefit equaling the present value, calculated at the discount rate or rates established by the plan administrator at his death, of the accrual balance which existed at the end of the month immediately before the month in which separation from service occurred, after compounding this accrual balance forward to his normal retirement age taking into account interest at the discount rate or rates established by the plan administrator.  Assuming the two discount rates referred to in the previous sentence are the same, the resulting lump-sum benefit would be his accrual balance which existed at the end of the month immediately before the month in which separation from service occurred.  The Bank will pay this lump-sum benefit to his beneficiary within 60 days of his death.

If Mr. Dowling dies after separation from service and he is receiving the normal retirement benefit, the early termination benefit, or the disability benefit, his beneficiary will be entitled to, at the Bank’s sole discretion upon his death, either: (i) the present value, calculated at the discount rate or rates established by the plan administrator at his death, of his remaining salary continuation benefits as determined under the applicable section of his Salary Continuation Agreement, paid to the his beneficiary in a lump-sum payment within 60 days of the executive’s death; or (ii) his remaining salary continuation benefits as determined under the applicable section of the Salary Continuation Agreement, in the amounts specified in the applicable section, paid to his beneficiary at the times specified in the applicable section.

The Bank will not pay any benefits under Mr. Dowling’s Salary Continuation Agreement and the agreement will terminate if separation from service is the result of termination for cause (as defined in Mr. Dowling’s employment agreement).

To offset the annual expense accruals for the benefits payable to Mr. Dowling under the Salary Continuation Agreement, the Bank previously acquired bank-owned life insurance ("BOLI").  It is anticipated that the BOLI will provide full cost recovery of the benefits paid to him under the agreement upon his death.

The foregoing summary of the material features of Mr. Dowling’s Salary Continuation Agreement are qualified in its entirety by reference to the provisions of the agreement, which is attached as Exhibit 10.1 to this report, and incorporated herein by reference.

Amendments to Salary Continuation Agreements

Additionally, on September 30, 2013, the Bank entered into a First Amendment to the Salary Continuation Agreement with Mr. Strickland, which amends Section 7.14 of the agreement to eliminate certain gross-up payments if payments to the executive thereunder are subject to excise tax pursuant to Internal Revenue Code Sections 280G and 4999 as well as revise other sections of the agreement to remove references related thereto.  Section 2.4.2 of the agreement was also revised to provide that Mr. Strickland would receive a change in control benefit equal to his accrual balance at his normal retirement age, without additional discount for the time value of money, rather than his then current accrual balance.  The original Salary Continuation Agreement for Mr. Strickland was described in the Company’s Form 8-K that was filed on December 23, 2008, the form of which was attached as Exhibit 10.1 to such report.

Additionally, on September 30, 2013, the Bank entered into Second Amendments to the Salary Continuation Agreements with Messrs. Seaver and Gilmer, which amend Section 7.14 of the agreements to eliminate certain gross-up payments if payments to the executive thereunder are subject to excise tax pursuant to Internal Revenue Code Sections 280G and 4999 as well as revise other sections of the agreements to remove references related thereto.  The First Amendments to the Salary Continuation Agreements for Messrs. Seaver and Gilmer were described in the Company’s Form 8-K that was filed on December 23, 2008, the form of which was attached as Exhibit 10.2 to such report.  The original Salary Continuation Agreements for Messrs. Seaver and Gilmer were described in the Company’s Form 8-K that was filed on October 31, 2006, the form of which was attached as Exhibit 10.1 to such report.

The foregoing summary of the material features of these amendments to the Salary Continuation Agreements are qualified in their entirety by reference to the provisions of the amendments, which are attached as Exhibits 10.2 – 10.4 to this report, and incorporated herein by reference.

Amended and Restated Employment Agreements

On September 30, 2013, the Company entered into Amended and Restated Employment Agreements with Messrs. Seaver, Strickland and Gilmer.  The agreements replace existing agreements these officers that were previously filed as exhibits to an SEC Form 8-K filed on December 23, 2008.   Section 13(i) of the agreements was amended to eliminate a tax gross-up benefit if payments to the executive are subject to excise tax pursuant to Internal Revenue Code Sections 280G and 4999.  Section 13(f) of the agreements was amended to eliminate the Company’s obligations to continue the life insurance, disability, medical, dental, and hospitalization benefits to the executive, his spouse, dependents and beneficiaries following a change in control until age 65.  In exchange for the relinquishment of benefits under their Amended and Restated Employment Agreements and Salary Continuation Agreements, Messrs. Seaver and Strickland each received a grant of 20,000 shares of restricted stock.

Also on September 30, 2013, the Company entered into an Amended and Restated Employment Agreement with the Bank and Michael D. Dowling.  Mr. Dowling previously entered into a substantially similar agreement with the Bank which was previously filed as an exhibit to an SEC Form 8-K filed on October 3, 2012.   Specifically, Section 2 was revised to include a term of employment that runs through January 31, 2015.  At the end of January 2015 and on the last day of January each year thereafter, the term will be extended for an additional one year so that the remaining term will continue to be two years; provided that the Company or Mr. Dowling can at any time, by written notice, fix the term to a finite term of two years commencing with the year of the notice.

The foregoing summary of the material features of these employment agreements is qualified in its entirety by reference to the provisions of the agreements, which are attached as Exhibits 10.5 - 10.8 to this report, and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

            (c)       Exhibits

            Exhibit No.          Exhibit

10.1                     Michael D. Dowling Salary Continuation Agreement.

10.2                     F. Justin Strickland First Amendment to Salary Continuation Agreement.

10.3                     Frederick Gilmer, III Second Amendment to Salary Continuation Agreement.

10.4                     R. Arthur Seaver, Jr. Second Amendment to Salary Continuation Agreement.

10.5                     R. Arthur Seaver, Jr. Amended and Restated Employment Agreement.

10.6                     F. Justin Strickland Amended and Restated Employment Agreement.

10.7                      Frederick Gilmer, III Amended and Restated Employment Agreement.

10.8                      Michael D. Dowling Amended and Restated Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By: /s/ Michael D. Dowling Name: Michael D. Dowling Title: Chief Financial Officer

October 3, 2013

EXHIBIT INDEX

Exhibit Number                Description

10.1                                  Michael D. Dowling Salary Continuation Agreement.

10.2                                  F. Justin Strickland First Amendment to Salary Continuation Agreement.

10.3                                  Frederick Gilmer, III Second Amendment to Salary Continuation Agreement.

10.4                                  R. Arthur Seaver, Jr. Second Amendment to Salary Continuation Agreement.

10.5                                  R. Arthur Seaver, Jr. Amended and Restated Employment Agreement.

10.6                                  F. Justin Strickland Amended and Restated Employment Agreement.

10.7                                  Frederick Gilmer, III Amended and Restated Employment Agreement.

10.8                                  Michael D. Dowling Amended and Restated Employment Agreement.